Exhibit 99.1

Blueprint Medicines Appoints Percy Carter, MBA, Ph.D., as Chief Scientific Officer

CAMBRIDGE, Mass., May 17, 2021 – Blueprint Medicines Corporation (NASDAQ: BPMC) today announced the appointment of Percy Carter, MBA, Ph.D., as Chief Scientific Officer, effective May 19, 2021. In this role, Dr. Carter will oversee all of the company’s research and preclinical development.

“I am thrilled to welcome Percy to Blueprint Medicines. His proven track record of advancing promising science into the clinic and leading diverse, high-performing research teams will be invaluable as we seek to further advance and expand our precision therapy pipeline,” said Fouad Namouni, M.D., President, Research & Development at Blueprint Medicines. “With a passion for impacting patients’ lives through groundbreaking science, Percy will continue to leverage the significant productivity of our foundational research platform, and set our strategic vision for extending into new areas of biology and treatment modalities. He will play an instrumental role as we work to reproducibly discover new precision medicines that address urgent patient needs, with a focus in oncology and hematology.”

“It is a great privilege to join Blueprint Medicines, a company at the forefront of developing precision therapies with the potential to fundamentally change patient outcomes,” said Dr. Carter. “What sets Blueprint Medicines apart is its ability to design exquisitely selective and potent molecules against some of the most challenging drug targets, and to rapidly translate scientific advancements into innovative therapy options for patients. I look forward to working with Blueprint Medicines’ talented scientists and applying the company’s unique research capabilities to help us define the future of precision therapy and make real its promise for as many patients as possible.”

Dr. Carter brings more than 20 years of global leadership in pharmaceutical companies and industry experience. Prior to joining Blueprint Medicines, he served as Chief Scientific Officer at FibroGen, Inc. He previously served as Global Head of Discovery Sciences at Janssen Pharmaceuticals, Inc., a division of Johnson & Johnson, where he led more than 700 employees comprising several key research and discovery functions, and drove the synthetic discovery strategy in collaboration with partners across various therapeutic areas. From August 2001 to May 2019, Dr. Carter held roles of increasing responsibility in drug discovery, covering all therapeutic areas, drug platforms and stages of discovery at Bristol-Myers Squibb (BMS), including serving as Senior Vice President and Head of Discovery. Prior to his experience at BMS, he was Senior Research Scientist in Chemical and Physical Sciences at DuPont Pharmaceuticals, until it was acquired by BMS in 2001. Dr. Carter is an inventor or co-inventor on more than 28 U.S. patents, and has authored or co-authored numerous peer-reviewed publications. Dr. Carter received an A.B. in Chemistry from Dartmouth College and a Ph.D. in Organic Chemistry from Harvard University. In addition, he received an MBA from Massachusetts Institute of Technology.

About Blueprint Medicines

Blueprint Medicines is a global precision therapy company that invents life-changing medicines for people with cancer and hematologic disorders. Applying an approach that is both precise and agile, we create therapies that selectively target genetic drivers, with the goal of staying one step ahead across stages of disease. Since 2011, we have leveraged our research platform, including expertise in molecular targeting and world-class drug design capabilities, to rapidly and reproducibly translate science into a broad pipeline of precision therapies. Today, we are delivering our approved medicines to patients in the United States and Europe, and we are globally advancing multiple programs for genomically defined cancers, systemic mastocytosis, and cancer immunotherapy. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding expectations related to Blueprint Medicines’ ability to build an industry-leading portfolio of precision medicines; expectations regarding Blueprint Medicines’ ability to build on core research and development activities and accelerate its research pipeline; the potential benefits of Blueprint Medicines’ current and future approved drugs or drug candidates in treating patients; and Blueprint Medicines’ strategy, goals and anticipated milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the impact of the COVID-19 pandemic to Blueprint Medicines’ business, operations, strategy, goals and anticipated milestones, including Blueprint Medicines’ ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Blueprint Medicines’ ability and plans in continuing to establish and expand a commercial infrastructure, and successfully launching, marketing and selling current or future approved products; Blueprint Medicines’ ability to successfully expand the approved indications for AYVAKIT™/AYVAKYT® (avapritinib) and GAVRETO® (pralsetinib) or obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the delay of any current or planned clinical trials or the development of Blueprint Medicines’ current or future drug candidates; Blueprint Medicines’ advancement of multiple early-stage efforts; Blueprint Medicines’ ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Blueprint Medicines’ drug candidates, which may not support further development of such drug candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines’ ability to obtain, maintain and enforce patent and other intellectual property protection for AYVAKIT/AYVAKYT, GAVRETO or any drug candidates it is developing; Blueprint Medicines’ ability to develop and commercialize companion diagnostic tests for AYVAKIT/AYVAKYT, GAVRETO or any of its current and future drug candidates; and the success of Blueprint Medicines’ current and future collaborations, partnerships or licensing arrangements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines’ most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Trademarks

Blueprint Medicines, AYVAKIT, AYVAKYT, GAVRETO and associated logos are trademarks of Blueprint Medicines Corporation.

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